UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Archer Aviation Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Explanatory Note

The following is being used in communications with stockholders of Archer Aviation Inc. (“Archer” or the “Company”) in connection with the solicitation of votes for the Company’s upcoming Annual Meeting of Stockholders (the “2026 Annual Meeting”), to be held on June 26, 2026, and is being filed pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended.

A. Goldstein X Post

Important Additional Information Regarding Proxy Solicitation

Archer Aviation Inc. has filed a definitive proxy statement and form of proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for Archer's 2026 Annual Meeting (the “Proxy Statement”). Archer, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2026 Annual Meeting. Information regarding the names of Archer's directors and executive officers and their respective interests in Archer by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in Archer's securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of Archer's Board of Directors for election at the 2026 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders can obtain a copy of the Proxy Statement and other relevant documents filed by Archer free of charge from the SEC's website, www.sec.gov. Archer's stockholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to Archer Aviation Inc., c/o Legal, 190 W. Tasman Drive, San Jose, California 95134 or from Archer's investor relations website at investors.archer.com under the “SEC Filings” section.